Bank of America 4Q14 Financial Results January 15, 2015

Simplified and Stronger Company $144 $146 $152 6.74% 7.20% 7.47% 0% 2% 4% 6% 8% 10% $0 $40 $80 $120 $160 4Q12 4Q13 4Q14 Tangible common equity Tangible common equity ratio 55.8 54.4 53.3 11.0 8.7 5.4 5.3 6.1 16.4 $72.1 $69.2 $75.1 $0 $30 $60 $90 2012 2013 2014 All other LAS (excl. litigation & IFR) Litigation $372 $376 $439 33 38 39 10 20 30 40 50 $0 $100 $200 $300 $400 $500 4Q12 4Q13 4Q14 Other regulated entities Bank subsidiaries Parent company Time to Required Funding Global Excess Liquidity Sources ($B) & Time to Required Funding (months) 2 Tangible Common Equity ($B) 1 2 $1,105 $1,119 $1,119 $276 $250 $243 $0 $200 $400 $600 $800 $1,000 $1,200 4Q12 4Q13 4Q14 Total deposits Long-term debt Noninterest Expense ($B) Deposits and Long-term Debt ($B) ____________________ 1 Represents a non-GAAP financial measure; see note A on slide 24. 2 See note K on slide 24 for definition of Global Excess Liquidity Sources. See note L on slide 24 for definition of Time to Required Funding. 3 See notes B and C on slide 24. 4 Represents a non-GAAP financial measure; see note D on slide 24. 5 Includes the $1.1B provision for IFR acceleration agreement in 4Q12. 4 $14.9 $7.9 $4.4 1.67% 0.87% 0.49% 0% 1% 2% 3% 4% 5% $0 $5 $10 $15 $20 2012 2013 2014 Net charge-offs Net charge-off ratio Net Charge-offs ($B) 3 $4.2 $11.4 $4.8 $0 $10 $20 2012 2013 2014 Net Income ($B) 5

4Q14 Results 3 ____________________ 1 Amounts may not total due to rounding. 2 FTE basis. Represents a non-GAAP financial measure; see note E on slide 24. 4Q14 Net interest income 2 $9.9 Noninterest income 9.1 Total revenue, net of interest expense 2 19.0 Noninterest expense 14.2 Pre-tax, pre-provision earnings 2 4.8 Provision for credit losses 0.2 Income before income taxes 2 4.5 Income tax expense 2 1.5 Net income $3.1 Diluted earnings per common share $0.25 Average diluted common shares (in billions) 11.3 Summary Income Statement ($B, except EPS) 1 • Reported net income of $3.1B, or $0.25 per diluted common share • Pre-tax results included aggregate reductions in revenue of $1.2B for the following items: – $0.6B negative market-related adjustments to net interest income driven by the acceleration of bond premium amortization on debt securities due to lower long-term rates – $0.5B negative charge from the adoption of funding valuation adjustments (FVA) related to uncollateralized derivatives in Global Markets – $0.1B negative net debit valuation adjustments (DVA) due to improvements in our credit spreads

Balance Sheet Highlights

$ in billions, except for share amounts; end of period balances	4Q14	3Q14	4Q13
Balance Sheet			
Total assets	$2,104.5	$2,123.6	$2,102.3
Total loans and leases	881.4	891.3	928.2
Total deposits	1,118.9	1,112.0	1,119.3
Long-term debt	243.1	250.1	249.7
Preferred stock	19.3	17.9	13.4
Per Share Data			
Tangible book value per common share [1]	$14.43	$14.09	$13.79
Book value per common share	21.32	20.99	20.71
Common shares outstanding (in billions)	10.52	10.52	10.59
Capital			
Tangible common shareholders' equity [1]	$151.7	$148.2	$146.1
Tangible common equity ratio [1]	7.47 %	7.22 %	7.20 %
Common shareholders' equity	$224.2	$220.8	$219.3
Common equity ratio	10.65 %	10.40 %	10.43 %
Returns			
Return on average assets	0.57 %	n/m	0.64 %
Return on average common shareholders' equity	4.84	n/m	5.74
Return on average tangible common shareholders' equity [1]	7.15	n/m	8.61

- Total assets of $2.1T, down $19.1B from 3Q14
- Total loans and leases declined $9.9B from 3Q14, driven primarily by a reduction in residential mortgages in the discretionary portfolio
- Loan activity in the quarter highlighted by:
  - Global Banking loans grew $4.0B, or 1.5%
  - GWIM loans increased $3.0B, or 2.5%
  - U.S. consumer credit card balances rose $2.9B, or 3.2%
  - Direct/Indirect declined $2.7B, due primarily to a transfer of student loans to held-for-sale
- Total deposits of $1.1T increased $7.0B from 3Q14, driven by growth in consumer and wealth management
- Issued $1.4B of preferred stock in 4Q14, benefitting Basel 3 Tier 1 capital
- Tangible common shareholders' equity [1] increased $3.6B to $151.7B, driven by earnings and an improvement in accumulated other comprehensive income (AOCI)
  - AOCI benefitted from the increased value of debt securities ($2.0B), partially offset by a negative adjustment from the annual employee benefit plan valuation ($1.0B)
- Tangible book value per share increased to $14.43 and tangible common equity ratio grew to 7.47% [1]

[1] Represents a non-GAAP financial measure. For important presentation information, see slide 26.
n/m = not meaningful

Bank of America

4

Regulatory Capital [1]

Basel 3 Transition (under Standardized approach) [2]		
$ in billions	4Q14	3Q14
Common equity tier 1 capital	$155.4	$152.4
Risk-weighted assets	1,261.5	1,271.7
Common equity tier 1 capital ratio	12.3 %	12.0 %
Tier 1 capital ratio	13.4	12.8
Tier 1 leverage ratio	8.2	7.9
Basel 3 Fully Phased-in		
$ in billions	4Q14	3Q14
Common equity tier 1 capital [3]	$141.3	$135.1
Risk-weighted assets (under Standardized approach) [3]	1,415.4	1,418.2
Common equity tier 1 capital ratio (under Standardized approach) [3]	10.0 %	9.5 %
Bank Holding Company SLR [4,5]	5.9	~5.5
Bank SLR [5,6]	7.0	~6.8

Basel 3 Transition (under Standardized approach) [2]

- Common equity tier 1 capital (CET1) ratio was 12.3% in 4Q14

Basel 3 Fully Phased-in [3]

- CET1 capital grew $6.2B from 3Q14, driven by earnings, deferred tax asset utilization and an improvement in AOCI
- Under the fully phased-in Standardized approach, the estimated CET1 ratio increased to 10.0% in 4Q14
- Under the fully phased-in Advanced approaches [7], the estimated CET1 ratio was stable at 9.6% in 4Q14, despite Operational Risk RWA increasing to 34% of total RWA

Supplementary Leverage Ratio (SLR) Fully Phased-in [4,5]

- Estimated bank holding company SLR is 5.9%, exceeding the 5% required minimum
- Estimated primary bank subsidiary SLR is 7.0%, exceeding the 6% required minimum

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 26.
[2] On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting CET1 capital and Tier 1 capital.
[3] Represents a non-GAAP financial measure; see slide 23 for reconciliations.
[4] The 5.0% Bank Holding Company SLR minimum includes the 2.0% leverage buffer.
[5] The supplementary leverage ratio is based on estimates from our current understanding of recently finalized rules issued by banking regulators on September 3, 2014. The estimated ratio is measured using quarter-end tier 1 capital calculated under Basel 3 on a fully phased-in basis. The denominator is calculated as the daily average of the sum of on-balance sheet assets as well as the simple average of certain off-balance sheet exposures at the end of each month in the quarter, including, among other items, derivatives and securities financing transactions.
[6] Ratio shown on a pro-forma basis for 3Q14 to reflect the October 1, 2014 merger of FIA Card Services, National Association (FIA) into Bank of America, National Association (BANA), our primary bank subsidiary.
[7] Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. If our internal analytical models are not approved or are required to be revised, it would likely lead to an increase in our risk-weighted assets and negatively impact our capital ratios, which in some cases could be significant.

Bank of America
5

• Long-term debt decreased $7B from 3Q14 as maturities outpaced new issuances – Issued $2B of parent long-term subordinated debt in 4Q14 – Expect to remain opportunistic to meet future funding needs • Global Excess Liquidity Sources 3 increased to a record $439B – Parent company liquidity increased to $98B – Time to Required Funding 4 at 39 months • Liquidity Coverage Ratio 5 – Consolidated LCR exceeds 110%, above 2017 requirement – Bank subsidiary LCR exceeds 90%, above 2015 requirement of 80%; well positioned to achieve fully phased-in requirements ahead of implementation timeframe Funding and Liquidity 6 Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 3, 4 ____________________ 1 Following the BANA/FIA merger on October 1, 2014, all prior periods have been updated to include debt issued by FIA that was previously reported in Other. 2 See note J on slide 24. 3 See note K on slide 24 for definition of Global Excess Liquidity Sources. 4 See note L on slide 24 for definition of Time to Required Funding. For 4Q13 through 4Q14, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements such as the previously announced BNY Mellon private-label securitization settlement. 5 The Company’s Liquidity Coverage Ratio (LCR) estimates are based on its current understanding of the final U.S. LCR rules which were issued on September 3, 2014. Long-term Debt ($B) $376 $427 $431 $429 $439 38 35 38 38 39 25 35 45 $0 $100 $200 $300 $400 $500 4Q13 1Q14 2Q14 3Q14 4Q14 Parent company Bank subsidiaries Other regulated entities Time to Required Funding (months) 194 192 194 188 186 29 37 38 38 35 27 26 25 24 22 $250 $255 $257 $250 $243 $0 $100 $200 $300 4Q13 1Q14 2Q14 3Q14 4Q14 Parent company Bank Other 1 Annual Contractual Maturities of Parent Long-term Debt Obligations as of 4Q14 ($B) 2 16 22 24 23 18 60 6 3 2 2 1 9 $22 $25 $26 $25 $19 $69 $0 $20 $40 $60 $80 2015 2016 2017 2018 2019 Thereafter Parent vanilla Parent structured

Net Interest Income 7 • Reported net interest income (NII) 1 of $9.9B, down $0.6B from 3Q14, driven by a $0.5B change in market-related adjustments – Lower interest rates and a flatter yield curve resulted in a $578MM negative market-related adjustment from the acceleration of bond premium amortization on debt securities in 4Q14 vs. a $55MM negative adjustment in 3Q14 • Excluding market-related adjustments, NII 1 of $10.4B decreased modestly from 3Q14, driven primarily by lower discretionary loan balances – Net interest yield stable vs. 3Q14 at 2.31% • The asset sensitivity of the balance sheet increased from prior quarter due to the lower rate environment; we remain well positioned for NII to benefit as rates move higher • 1Q15 will be negatively impacted by two fewer interest accrual days than 4Q14 ____________________ 1 FTE basis. Represents a non-GAAP financial measure; see note F on slide 24. Reported NII ($B) 1 NII Excluding Market-related Adjustments ($B) 1 $11.00 $10.29 $10.23 $10.44 $9.86 2.44% 2.29% 2.22% 2.29% 2.18% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 4Q13 1Q14 2Q14 3Q14 4Q14 Net interest income Net interest yield $10.79 $10.56 $10.40 $10.50 $10.44 2.39% 2.36% 2.26% 2.30% 2.31% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 4Q13 1Q14 2Q14 3Q14 4Q14 Net interest income Net interest yield

13.2 12.8 12.7 1.8 1.3 1.1 2.3 6.0 0.4 $17.3 $20.1 $14.2 $0 $5 $10 $15 $20 4Q13 3Q14 4Q14 All other LAS (excl. litigation) Litigation Expense Highlights ____________________ 1 Represents a non-GAAP financial measure; see note D on slide 24. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 26. • Total noninterest expense of $14.2B decreased from both 3Q14 and 4Q13, due primarily to lower litigation expense and reduced Legacy Assets & Servicing (LAS) costs • Noninterest expense, excluding litigation 2, of $13.8B declined $0.3B from 3Q14, driven by progress made on LAS cost initiatives as well as lower revenue-related incentives in Global Markets – Compared to 4Q13, excluding litigation 2, noninterest expense declined $1.2B, or 8%, driven primarily by lower LAS expenses, as well as New BAC cost savings and, to a lesser degree, lower revenue-related incentives • FTE headcount was down 2.5% from 3Q14, due to declines across several businesses as well as continued reductions in LAS • Achieved target of $1.1B in quarterly LAS expenses, excluding litigation • Consistent with prior years, 1Q15 is expected to include annual costs associated with retirement-eligible compensation, which are expected to be approximately $1.0B Noninterest Expense ($B) Full-time Equivalent Employees (000's) 8 1 216.6 212.4 207.9 25.5 17.1 15.8 242.1 229.5 223.7 0 50 100 150 200 250 300 4Q13 3Q14 4Q14 FTEs (excluding LAS) LAS FTEs

$17.4 $16.6 $15.8 $15.1 $14.4 2.78x 2.95x 3.67x 3.65x 4.14x 0x 1x 2x 3x 4x 5x 6x 7x $0 $5 $10 $15 $20 4Q13 1Q14 2Q14 3Q14 4Q14 T h o u s a n d s Allowance for loans and leases Allowance/annualized net charge-offs $1.6 $1.4 $1.1 $1.0 $0.9 0.68% 0.62% 0.48% 0.46% 0.40% 0% 1% 2% $0 $1 $2 4Q13 1Q14 2Q14 3Q14 4Q14 Net charge-offs Net charge-off ratio ____________________ 1 See note B on slide 24. 2 See note C on slide 24. 3 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 4 See note G on slide 24. Asset Quality Trends Continued to Improve 9 Net Charge-offs ($B) 1, 2 Allowance for Loans and Leases ($B) 2, 4 Provision for Credit Losses ($B) Consumer 30+ Days Performing Past Due ($B) 3 $0.3 $1.0 $0.4 $0.6 $0.2 $0.0 $0.5 $1.0 $1.5 4Q13 1Q14 2Q14 3Q14 4Q14 $6.6 $5.6 $5.2 $5.3 $4.8 $0 $3 $6 $9 4Q13 1Q14 2Q14 3Q14 4Q14

Consumer & Business Banking (CBB)

$ in millions	4Q14	Inc/(Dec) 3Q14	4Q13
Net interest income [1]	$4,853	($99)	($94)
Noninterest income	2,688	128	139
Total revenue, net of interest expense [1]	7,541	29	45
Provision for credit losses	670	53	243
Noninterest expense	4,015	43	14
Income tax expense [1]	1,098	36	22
Net income	$1,758	($103)	($234)

Key Indicators ($ in billions)	4Q14	3Q14	4Q13
Average deposits	$550.4	$545.1	$528.7
Rate paid on deposits	0.05 %	0.06 %	0.08 %
Average loans and leases	$161.3	$160.9	$163.2
Client brokerage assets	113.8	108.5	96.0
Debit card purchase volumes	69.2	68.0	68.0
Mobile banking customers (MM)	16.5	16.1	14.4
Number of banking centers	4,855	4,947	5,151
Return on average allocated capital [2]	24 %	25 %	26 %
Allocated capital [2]	$29.5	$29.5	$30.0

Total U.S. consumer credit card [3] ($ in billions)	4Q14	3Q14	4Q13
Average outstandings	$89.4	$88.9	$90.1
Credit card purchase volumes	55.9	53.8	54.5
New card accounts (MM)	1.18	1.20	1.00
Net charge-off ratio	2.71 %	2.79 %	3.19 %
Risk-adjusted margin	9.96	9.33	9.11

- Net income of $1.8B, down from both comparative periods, due largely to less reserve release as well as a higher tax rate
  - Reserve release of $0.1B, $0.2B and $0.5B in 4Q14, 3Q14 and 4Q13, respectively; net charge-offs flat from 3Q14 and down $0.2B from 4Q13
- Noninterest income improved from both comparative periods driven primarily by higher card income
- Customer activity highlights:
  - Average deposit growth of $5B from 3Q14 and $22B, or 4%, from 4Q13
    - Rate paid on deposits declined to 5 bps in 4Q14
  - Issued nearly 1.2MM new total U.S. consumer credit cards, 67% to existing customers
  - Client brokerage assets increased to $114B in 4Q14, up $5B from 3Q14, driven by new accounts, strong account flows and market valuations
  - Strong early momentum in Preferred Rewards (nationwide rollout in Sep. 2014) with 1.2MM clients enrolled
  - Mobile banking users of 16.5MM; 12% of deposit transactions completed through mobile devices
  - Banking centers reduced to 4,855, down 92 from 3Q14 and 296 from 4Q13

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 26.
[3] Total U.S. consumer credit card includes portfolios in CBB and GWIM. In 4Q14, 3Q14 and 4Q13, $3.2B, $3.2B and $3.3B of the U.S. consumer credit card portfolio was included in GWIM with the remaining in CBB.

Bank of America

10

Consumer Real Estate Services (CRES) [1]

$ in millions	4Q14	Inc/(Dec) 3Q14	4Q13
Net interest income [2]	$714	($5)	($2)
Noninterest income	460	87	(536)
Total revenue, net of interest expense [2]	1,174	82	(538)
Provision for credit losses	(131)	(417)	343
Noninterest expense, excluding litigation [3]	1,683	(283)	(874)
Litigation expense	262	(5,043)	(933)
Income tax expense (benefit) [2]	(243)	1,040	288
Net income (loss)	($397)	$4,785	$638

Key Indicators ($ in billions)	4Q14	3Q14	4Q13
Average loans and leases	$88.0	$88.0	$89.7
Total home loan originations: [4]			
First mortgage	11.6	11.7	11.6
Home equity lines	3.4	3.2	1.9
Core production revenue [5]	0.3	0.3	0.4
Servicing income	0.4	0.2	0.6
First lien servicing portfolio (# loans in MM)	3.7	3.9	4.4
MSR, end of period (EOP)	3.3	4.0	5.0
Capitalized MSR (bps)	69	81	92
Serviced for investors (EOP, in trillions)	0.5	0.5	0.6
LAS expense (excluding litigation) [3]	1.1	1.3	1.8
60+ days delinquent first lien loans (000's)	189	221	325
LAS employees (000's) [6]	17.1	18.5	28.8

- 4Q14 net loss of $0.4B improved from 3Q14 and 4Q13, primarily due to lower litigation expense
- Core production revenue and servicing fees were stable vs. 3Q14
- Servicing income increased $157MM from 3Q14, due mainly to favorable MSR net of hedge results
- Total first-lien retail mortgage originations [4] were $11.6B in 4Q14, relatively flat vs. 3Q14; refi represented 65% of originations, up from 57% in 3Q14 due to lower rates
  - Origination pipeline at the end of 4Q14 was stable vs. 3Q14
- Home equity line originations of $3.4B, up 6% from 3Q14 and 79% from 4Q13
- Provision for credit losses improved $417MM from 3Q14 to a benefit of $131MM, driven by the $0.4B additional reserves associated with the DoJ settlement impact in 3Q14
- Achieved target for LAS expense, excluding litigation [3], of $1.1B in 4Q14
  - 60+ days delinquent loans serviced down 14% from 3Q14 to 189K units in 4Q14
  - LAS employees declined 8% from 3Q14 to 17.1K

[1] CRES includes Home Loans and Legacy Assets & Servicing.
[2] FTE basis.
[3] Represents a non-GAAP financial measure; see note D on slide 24.
[4] Home loan originations include loan production in CRES with the remaining first mortgage and home equity loan production primarily in GWIM.
[5] Core production revenue excludes representations and warranties provision.
[6] Includes other FTEs supporting LAS (contractors and offshore).

Bank of America 11

1,181 1,190 1,229 1,209 1,221 821 842 879 888 903 245 244 237 239 245 119 120 123 126 129 $2,366 $2,396 $2,468 $2,462 $2,498 $500 $1,000 $1,500 $2,000 $2,500 4Q13 1Q14 2Q14 3Q14 4Q14 Other client balances Assets under management Client deposits Loans and leases Global Wealth & Investment Management (GWIM) 12 ____________________ 1 FTE basis. 2 Includes Financial Advisors in CBB of 1,950, 1,868 and 1,545 at 4Q14, 3Q14 and 4Q13, respectively. 3 See note M on slide 24 for definition of Financial Advisor Productivity. 4 Represents a non-GAAP financial measure. For important presentation information, see slide 26. 5 Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. Total Client Balances ($B, EOP) • Solid fourth quarter results included revenue of $4.6B and net income of $0.7B • Record asset management fees were offset by lower transactional activity vs. 3Q14 • Noninterest expense increased from 4Q13, reflecting higher revenue-related incentives and increased support costs • Client balances of nearly $2.5T, up $36B from 3Q14, driven by strong net flows – Long-term AUM flows of $9B, positive for the 22nd consecutive quarter – Record period-end loans of $129B, up $3B from 3Q14 and $10B, or 8%, from 4Q13 – Period-end deposits of $245B, up $7B from 3Q14 $ in millions Net interest income 1 $1,407 ($52) ($78) Noninterest income 3,195 (12) 201 Total revenue, net of interest expense 1 4,602 (64) 123 Provis ion for credit losses 14 29 (12) Noninterest expense 3,440 37 178 Income tax expense 1 442 (23) 29 Net income $706 ($107) ($72) Key Indicators ($ in billions) Long-term AUM flows $9.4 $11.2 $9.4 Liquidi ty AUM flows (0.3) 5.9 6.5 Financia l Advisors (in thousands) 2 16.0 15.9 15.3 Financia l Advisor Productivi ty ($ in MM) 3 $1.07 $1.08 $1.04 Wealth Advisors (in thousands) 2 17.2 17.0 16.5 Pre-tax margin 25% 27% 27 % Return on average a l located capita l 4 23 27 31 Al located capita l 4 $12.0 $12.0 $10.0 Inc/(Dec) 4Q14 3Q14 4Q13 4Q14 3Q14 4Q13 5

Global Banking

$ in millions	4Q14	Inc/(Dec) 3Q14	4Q13
Net interest income [1]	$2,207	($43)	($94)
Noninterest income	1,850	7	(152)
Total revenue, net of interest expense [1]	4,057	(36)	(246)
Provision for credit losses	(29)	3	(470)
Noninterest expense	1,849	(56)	(94)
Income tax expense [1]	804	(3)	140
Net income	$1,433	$20	$178

Key Indicators ($ in billions)	4Q14	3Q14	4Q13
Average loans and leases	$270.8	$267.0	$268.9
Average deposits	264.0	265.7	259.2
Business Lending revenue	1.8	1.8	1.8
Global Transaction Services revenue	1.5	1.5	1.5
Return on average allocated capital [2]	18 %	18 %	22 %
Allocated capital [2]	$31.0	$31.0	$23.0
Net charge-off ratio	0.00 %	0.07 %	0.01 %
Reservable criticized	$8.4	$9.0	$9.4
Nonperforming assets	0.7	0.8	0.6

Corporation-wide IB Fees ($ in millions)	4Q14	3Q14	4Q13
Advisory	$341	$316	$352
Debt	883	784	985
Equity	348	315	464
Gross IB fees (incl. self-led)	1,572	1,415	1,801
Self-led	(31)	(64)	(63)
Net IB fees (excl. self-led)	$1,541	$1,351	$1,738

- Net income of $1.4B, up 14% from 4Q13, driven by lower credit costs and, to a lesser degree, reduced expenses, partially offset by lower revenue
- Corporation-wide investment banking fees of $1.5B (excluding self-led deals) increased 14% from 3Q14 and down 11% from record 4Q13 level
  - Ranked #2 globally in IB fees with 7.5% market share in 4Q14 [3]
  - Top-tier global rankings in leveraged loans, asset-backed securities, investment-grade corporate debt, syndicated loans, and announced mergers and acquisitions [3]
- Provision benefit of $29MM in 4Q14; released $28MM of reserves in 4Q14 vs. $434MM reserve increase in 4Q13
- Noninterest expense declined from 4Q13, driven by the completion of certain technology initiatives spend, as well as lower personnel costs
- Average loans and leases increased $3.7B from 3Q14 due mainly to growth in commercial & industrial
- Return on average allocated capital [2] of 18%

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 26.
[3] Ranking per Dealogic for the fourth quarter as of January 6, 2015.

Bank of America

13

Global Markets

$ in millions	4Q14	Inc/(Dec) 3Q14	4Q13
Net interest income [1]	$1,032	$38	($106)
Noninterest income (excl. net DVA/FVA) [2,3]	1,964	(979)	(714)
Total revenue (excl. net DVA/FVA) [1,2,3]	2,996	(941)	(820)
Net DVA/FVA	(626)	(831)	(8)
Total revenue, net of interest expense [1,3]	2,370	(1,772)	(828)
Provision for credit losses	27	(18)	(77)
Noninterest expense	2,499	(836)	(775)
Income tax expense (benefit) [1]	(84)	(473)	49
Net income (loss)	($72)	($445)	($25)

Key Indicators ($ in billions)	4Q14	3Q14	4Q13
Average trading-related assets	$455.5	$446.5	$438.9
Average loans and leases	58.1	62.9	66.5
IB fees [3]	0.7	0.6	0.8
Sales and trading revenue	1.7	3.5	2.4
Sales and trading revenue (excl. net DVA/FVA) [2]	2.4	3.3	3.0
FICC (excl. net DVA/FVA) [4]	1.5	2.2	2.1
Equities (excl. net DVA/FVA) [4]	0.9	1.0	0.9
Average VaR ($ in MM) [5]	51	50	73
Return on average allocated capital [6]	n/m	4 %	n/m
Allocated capital [6]	$34.0	$34.0	$30.0

- Modest loss in 4Q14 included the negative pre-tax charge of $0.5B from the adoption of FVA related to uncollateralized derivatives in sales and trading
  - Results vs. 4Q13 reflected lower sales and trading revenue, which was mostly offset by lower noninterest expense
- Excluding net DVA/FVA of $0.6B [2,4], sales and trading revenue of $2.4B declined $0.6B from 4Q13
  - FICC revenue declined $0.6B from 4Q13 (prior year period included $220MM recoveries on legacy positions) due primarily to declines in credit and mortgage from lower client activity, partially offset by improvements in FX and rates due to increased volatility
  - Equities revenue increased modestly from 4Q13 on increased, albeit historically low, volatility
- Noninterest expense declined $0.8B from 4Q13 primarily due to $0.7B lower litigation expense
  - Expenses, excluding litigation, declined 5%, driven by a reduction in revenue-related incentive costs

[1] FTE basis.
[2] Represents a non-GAAP financial measure; see note H on slide 24.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] Represents a non-GAAP financial measure; see note I on slide 24.
[5] See note N on slide 24 for definition of VaR.
[6] Represents a non-GAAP financial measure. For important presentation information, see slide 26.
n/m = not meaningful

Bank of America
14

All Other [1]

$ in millions	4Q14	Inc/(Dec) 3Q14	4Q13
Net interest income [2]	($348)	($418)	($760)
Noninterest income	(441)	(300)	(542)
Total revenue, net of interest expense [2]	(789)	(718)	(1,302)
Provision for credit losses	(332)	(67)	(144)
Noninterest expense	448	192	(627)
Income tax expense (benefit) [2]	(527)	25	343
Net income (loss)	($378)	($868)	($874)

Key Indicators ($ in billions)	4Q14	3Q14	4Q13
Average loans and leases	$183.1	$199.4	$226.0
Average deposits	21.5	29.3	34.3
Book value of Global Principal Investments	0.9	1.0	1.6
Total BAC equity investment exposure	11.7	11.4	12.4

- Net loss of $0.4B as results declined from both comparative periods
- Total revenue decreased $1.3B from 4Q13
  - Net interest income decline was due primarily to negative market-related adjustments driven by the acceleration of bond premium amortization on debt securities
  - Noninterest income decline was driven by lower equity investment income and debt securities gains of $0.7B, partially offset by a $0.2B increase from gains on sales of nonperforming and certain other loans
- Revenue was impacted by the following selected items:

$ in millions	4Q14	3Q14	4Q13
Equity investment income (loss)	($77)	($52)	$393
Gains on sales of debt securities	162	410	363
U.K. payment protection insurance provision [3]	(139)	(298)	(163)

- Provision benefit increased $144MM from 4Q13, driven primarily by recoveries on the sale of nonperforming loans as well as other recoveries
- Noninterest expense decreased $0.6B from 4Q13, due to lower litigation expense and infrastructure support costs

[1] All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include Global Principal Investments and certain other investments. Additionally, All Other includes certain residential mortgage loans that are managed by LAS.

[2] FTE basis.

[3] In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers.

Bank of America

15

Key Takeaways 16 • Record capital and liquidity • Strong leadership positions across the businesses • Focused on operating leverage, while continuing to invest in the franchise • Reduced LAS operating and litigation costs improved the company’s risk profile and earnings visibility • Continued positive asset quality trends with improving U.S. macroeconomic backdrop • Positioned to benefit from rising rate environment

Appendix

Results by Business Segment

$ in millions	4Q14						
	Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1]	**$9,865**	$4,853	$714	$1,407	$2,207	$1,032	($348)
Card income	**1,610**	1,339	-	54	108	20	89
Service charges	**1,844**	1,093	-	19	667	65	-
Investment and brokerage services	**3,397**	66	-	2,763	27	540	1
Investment banking income (loss)	**1,541**	-	(1)	72	830	670	(30)
Equity investment income (loss)	**(20)**	41	-	1	-	15	(77)
Trading account profits (losses)	**111**	-	-	39	(9)	76	5
Mortgage banking income (loss)	**352**	-	435	1	-	-	(84)
Gains on sales of debt securities	**163**	-	1	-	-	-	162
Other income (loss)	**92**	149	25	246	227	(48)	(507)
Total noninterest income	**9,090**	2,688	460	3,195	1,850	1,338	(441)
Total revenue, net of interest expense [1]	**18,955**	7,541	1,174	4,602	4,057	2,370	(789)
Total noninterest expense	**14,196**	4,015	1,945	3,440	1,849	2,499	448
Pre-tax, pre-provision earnings (loss) [1]	**4,759**	3,526	(771)	1,162	2,208	(129)	(1,237)
Provision for credit losses	**219**	670	(131)	14	(29)	27	(332)
Income (loss) before income taxes [1]	**4,540**	2,856	(640)	1,148	2,237	(156)	(905)
Income tax expense (benefit) [1]	**1,490**	1,098	(243)	442	804	(84)	(527)
Net income (loss)	**$3,050**	$1,758	($397)	$706	$1,433	($72)	($378)

[1] FTE basis. FTE basis for the total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.

Bank of America 18

Business Metrics Reflect Progress Consumer Metrics 19 Avg. Consumer and Business Banking Deposits ($B) and Rate Paid (bps) Mobile Banking Active Accounts (units in MM) Banking Centers 5,478 5,151 4,855 3,000 4,000 5,000 6,000 4Q12 4Q13 4Q14 $76 $96 $114 $0 $20 $40 $60 $80 $100 $120 4Q12 4Q13 4Q14 $484 $529 $550 16 8 5 0 5 10 15 20 25 $0 $100 $200 $300 $400 $500 $600 4Q12 4Q13 4Q14 Average deposits Rate paid on deposits (bps) 837 999 1,184 60% 61% 67% 0% 25% 50% 75% 100% 0 200 400 600 800 1,000 1,200 1,400 4Q12 4Q13 4Q14 New card issuance % w/existing relationship 12.0 14.4 16.5 4% 9% 12% 0% 5% 10% 15% 20% 0 5 10 15 20 4Q12 4Q13 4Q14 Mobile banking active accounts Mobile % of total deposit transactions 1,079 1,181 1,221 698 821 903 266 245 245 109 119 129 $2,152 $2,366 $2,498 $500 $1,000 $1,500 $2,000 $2,500 4Q12 4Q13 4Q14 Other client balances Assets under management Client deposits Loans and leases Merrill Edge Brokerage Assets ($B) Total U.S. Consumer New Card Issuance (units in 000’s) GWIM Client Balances ($B) 1 ____________________ 1 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

Business Metrics Reflect Progress Banking and Markets Metrics 20 ____________________ Note: Amounts may not total due to rounding. 1 FTE basis. For important presentation information, see slide 26. 2 Represents a non-GAAP financial measure; see notes H and I on slide 24. 3 VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Avg. Global Banking Loans ($B) Global Banking Revenue ($B) 1 Sales & Trading Revenue (excl. DVA/FVA) ($B) 2 Avg. Global Banking Deposits ($B) Avg. Trading-related Assets ($B) and VaR ($MM) 3 6.6 6.9 6.8 5.8 6.2 6.4 3.2 3.3 3.3 $15.7 $16.5 $16.6 $0 $3 $6 $9 $12 $15 $18 2012 2013 2014 Commercial Bank Corporate Bank Investment Bank 11.0 9.3 9.0 3.3 4.2 4.1 $14.3 $13.6 $13.2 $0 $5 $10 $15 $20 2012 2013 2014 FICC Equities 175 181 196 67 78 68 $242 $259 $264 $0 $100 $200 $300 4Q12 4Q13 4Q14 Noninterest-bearing Interest-bearing $493 $439 $456 $100 $73 $51 $0 $25 $50 $75 $100 $125 $150 $0 $100 $200 $300 $400 $500 $600 4Q12 4Q13 4Q14 Trading-related assets Avg VaR $232 $269 $271 $0 $100 $200 $300 4Q12 4Q13 4Q14 Corporate-wide Investment Banking Fees ($B) 3.4 3.8 3.6 1.0 1.5 1.5 1.1 1.1 1.2 $5.5 $6.4 $6.3 $0 $2 $4 $6 $8 2012 2013 2014 Th o u sa n d s Debt Equity Advisory

Representations and Warranties Exposure [1]

New Claim Trends (UPB)						
$ in millions	4Q13	1Q14	2Q14	3Q14	4Q14	Mix [2]
Pre 2005	$42	$96	$24	$29	$11	2 %
2005	278	74	72	374	594	15
2006	1,614	973	351	307	871	33
2007	1,826	50	1,948	1,648	58	48
2008	30	11	4	4	6	-
Post 2008	38	48	39	15	19	2
New claims	$3,828	$1,252	$2,438	$2,377	$1,559 [3]	
% GSEs	10 %	12 %	4 %	3 %	3 %	
Rescinded claims	$471	$162	$255	$47	$71	
Approved repurchases	270	177	240	88	89	

Outstanding Claims by Counterparty (UPB)					
$ in millions	4Q13	1Q14	2Q14	3Q14	4Q14
GSEs	$170	$124	$76	$70	$59
Private	17,953	18,604	20,551	23,012	24,489 [3]
Monolines	1,532	1,536	1,085	1,087	1,087
Gross claims	19,655	20,264	21,712	24,169	25,635
Duplicate claims [4]	(961)	(1,096)	(1,714)	(2,933)	(3,213)
Total claims, net of duplicates	$18,694	$19,168	$19,998	$21,236	$22,422

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)

Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [5,6]	Commentary [5,7]
GSE - Whole loans	$1,118	$198			FHLMC and FNMA Agreements
Second-lien monoline	81	9			Completed agreements with Assured, Syncora, MBIA and FGIC
Whole loans sold	55	9			Reserves established
Private label (CFC issued)	409	96			BNY Mellon settlement received court approval and pending appeal
Private label (non CFC bank issued)	249	40			Reserves established; Included in RPL
Private label (3rd party issued)	176	40			Reserves established; Included in RPL
	$2,088	$392	$25.6	$12.1	

[1] Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including False Claims Act or other claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods.

[2] Mix for new claim trends is calculated based on last four quarters.

[3] Outstanding private claims at December 31, 2014 includes $10.4B of claims submitted without individual loan file reviews and the $1.6B of new claims received in 4Q14 includes $1.4B of claims submitted without individual loan file reviews.

[4] Represents more than one claim outstanding related to a loan. Included in December 31, 2014 amounts were $2.9B of claims related to private label investors submitted without individual loan file reviews.

[5] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, the applicable statute of limitations and a variety of judgmental factors.

[6] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at December 31, 2014, unchanged from September 30, 2014. The remaining RPL covers principally non-GSE exposures.

[7] Refer to pages 54-57 of the Corporation's 2013 Annual Report on Form 10-K on file with the SEC for additional disclosures.

Bank of America
21

Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage[1]				Home Equity[1]			
	4Q14		3Q14		4Q14		3Q14	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired Loans	As Reported	Excluding Purchased Credit-impaired Loans
Loans end of period	$216,197	$136,075	$224,728	$137,174	$85,725	$80,108	$87,508	$81,687
Loans average	221,215	137,264	233,291	138,761	86,636	80,943	88,425	82,502
Net charge-offs[2]	($259)	($259)	$53	$53	$277	$277	$89	$89
% of average loans	(0.46) %	(0.75) %	0.09 %	0.15 %	1.27 %	1.36 %	0.40 %	0.43 %
Allowance for loan losses	$2,900	$2,020	$3,022	$2,249	$3,035	$2,263	$3,454	$2,637
% of loans	1.34 %	1.48 %	1.34 %	1.64 %	3.54 %	2.82 %	3.95 %	3.23 %
Average refreshed (C)LTV[3, 4]		65		67		70		72
90%+ refreshed (C)LTV[3, 4]		13 %		14 %		22 %		24 %
Average refreshed FICO		741		738		747		747
% below 620 FICO		8 %		8 %		7 %		7 %

[1] Excludes FVO loans.
[2] Excludes write-offs of PCI loans of $0MM and $196MM related to residential mortgage and $13MM and $50MM related to home equity for 4Q14 and 3Q14. Net charge-off ratios including the PCI write-offs for residential mortgage were (0.46)% and 0.42%, and for home equity were 1.33% and 0.63% for 4Q14 and 3Q14.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (C)LTV calculations apply to the home equity portfolio.
[4] Effective 4Q14, with the exception of high value properties, underlying values for (C)LTV ratios are primarily determined through the use of automated valuation models. For high value properties, generally with an original value of $1MM or more, estimated property values are determined by utilizing the Case-Schiller Home Price Index. Prior-period values have been reclassified to reflect this change. Previously reported values were primarily determined through an indexed-based approach.

Bank of America
22

____________________ 1 Regulatory capital ratios are preliminary. 2 On January 1, 2014, the Basel 3 rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting CET1 capital and Tier 1 capital. 3 Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. If our internal analytical models are not approved or are required to be revised, it would likely lead to an increase in our risk-weighted assets and negatively impact our capital ratios, which in some cases could be significant. $ in millions Regulatory Capital – Basel 3 transition to fully phased-in Common equity tier 1 capital (transition) $155,363 $152,444 Adjustments and deductions recognized in Tier 1 capital during transition (8,111) (10,191) Other adjustments and deductions phased in during transition (5,978) (7,147) Common equity tier 1 capital (fully phased-in) $141,274 $135,106 Risk-weighted Assets – As reported to Basel 3 (fully phased-in) As reported risk-weighted assets $1,261,522 $1,271,723 Change in risk-weighted assets from reported to fully phased-in 153,889 146,516 Basel 3 Standardized approach risk-weighted assets (fully phased-in) 1,415,411 1,418,239 Change in risk-weighted assets for advanced models 50,222 (8,375) Basel 3 Advanced approaches risk-weighted assets (fully phased-in) 3 $1,465,633 $1,409,864 Regulatory Capital Ratios Basel 3 Standardized approach common equity tier 1 (transition) 12.3% 12.0 % Basel 3 Standardized approach common equity tier 1 (fully phased-in) 10.0 9.5 Basel 3 Advanced approaches common equity tier 1 (fully phased-in) 3 9.6 9.6 December 31 2014 December 31 2014 December 31 2014 September 30 2014 September 30 2014 September 30 2014 23 Regulatory Capital Reconciliations 1, 2

Notes 24 Non-GAAP financial measures For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. A Common shareholders’ equity was $224.2B, $220.8B and $219.3B for 4Q14, 4Q13 and 4Q12, respectively. Common shareholders’ equity ratio equity was 10.65%, 10.43% and 9.87% in 4Q14, 4Q13 and 4Q12, respectively. B Net charge-offs exclude write-offs of PCI loans of $13MM, $246MM, $160MM, $391MM and $741MM for 4Q14, 3Q14, 2Q14, 1Q14 and 4Q13 and $810MM, $2.3B and $2.8B for 2014, 2013 and 2012, respectively. Including the write-offs of PCI loans, total annualized net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 0.40%, 0.57%, 0.55%, 0.79% and 1.00% for 4Q14, 3Q14, 2Q14, 1Q14 and 4Q13 and 0.58%, 1.13% and 1.99% for 2014, 2013 and 2012, respectively. C 4Q13 included $144MM of charge-offs associated with a clarification of regulatory guidance on the accounting for TDRs in the home loans portfolio. Excluding this impact, NCOs were $1.4B, NCO ratio was 62 bps and the allowance/annualized NCOs ratio was 3.08x. D LAS noninterest expense was $1.4B, $6.6B and $3.0B in 4Q14, 3Q14 and 4Q13 and $20.6B, $12.5B and $13.8B for 2014, 2013 and 2012, respectively. LAS litigation expense was $256MM, $5.3B and $1.2B in 4Q14, 3Q14 and 4Q13 and $15.2B, $3.8B and $1.6B for 2014, 2013 and 2012, respectively. CRES noninterest expense was $1.9B, $7.3B and $3.8B in 4Q14, 3Q14 and 4Q13, respectively. CRES litigation expense was $262MM, $5.3B and $1.2B for 4Q14, 3Q14 and 4Q13, respectively. E On a GAAP basis, net interest income (NII); total revenue, net of interest expense; pre-tax, pre-provision earnings; income before income taxes; and income tax expense were $9.6B, $18.7B, $4.5B, $4.3B, and $1.3B, respectively, for 4Q14. F On a GAAP basis, reported NII was $9.6B, $10.2B, $10.0B, $10.1B and $10.8B for 4Q14, 3Q14, 2Q14, 1Q14 and 4Q13, respectively. Market-related adjustments of premium amortization expense and hedge ineffectiveness were ($0.6)B, ($0.1)B, ($0.2)B, $(0.3)B and $0.2B for 4Q14, 3Q14, 2Q14, 1Q14 and 4Q13, respectively. G The allowance/annualized net charge-offs and PCI write-offs ratios were 4.08x, 2.95x, 3.20x, 2.30x and 1.89x, and the allowance (excluding valuation allowance for PCI loans)/annualized net charge-offs (excluding PCI loans) ratios were 3.66x, 3.27x, 3.25x, 2.58x and 2.38x, which excludes valuation allowance on PCI loans of $1.7B, $1.6B, $1.8B, $2.1B and $2.5B for 4Q14, 3Q14, 2Q14, 1Q14 and 4Q13, respectively. H Beginning in 4Q14, a funding valuation adjustment (FVA) on uncollateralized derivative transactions was implemented. Net DVA/FVA represents the combined total of net DVA on derivatives and structured liabilities, and FVA. Net DVA results were gains (losses) of ($129)MM, $205MM, ($618)MM and ($718)MM for 4Q14, 3Q14, 4Q13 and 4Q12, respectively and FVA was a loss of ($497)MM for 4Q14. Net DVA/FVA results were gains (losses) of ($240)MM, ($1.2)B and ($7.6)B for 2014, 2013 and 2012, respectively. I Net DVA/FVA included in FICC revenue was gains (losses) of ($577)MM, $134MM and ($536)MM for 4Q14, 3Q14 and 4Q13 and ($307)MM, ($1.1)B and ($6.4)B for 2014, 2013 and 2012, respectively. Net DVA/FVA included in equities revenue was gains (losses) of ($49)MM, $71MM and ($82)MM for 4Q14, 3Q14 and 4Q13 and $67MM, ($44)MM and ($1.2)B for 2014, 2013 and 2012, respectively. Definitions J Substantially all of our senior and subordinated debt obligations contain no provisions that could trigger a requirement for an early repayment, require additional collateral support, result in changes to terms, accelerate maturity, or create additional financial obligations upon an adverse change in our credit ratings, financial ratios, earnings, cash flows or stock price. Parent company long-term debt reflects the carrying value of annual contractual maturities of long-term debt obligations of Bank of America Corporation only. K Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. L Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. M Financial Advisor Productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue divided by the total number of Financial Advisors (excluding Financial Advisors in CBB). Total revenue excludes corporate allocation of net interest income related to certain ALM activities. N VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $24MM, $26MM and $39MM for 4Q14, 3Q14 and 4Q13, respectively.

Forward-Looking Statements 25 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2013 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase claims and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more counterparties, including monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained, including the possibility that the court decision with respect to the BNY Mellon Settlement is overturned on appeal in whole or in part; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; potential claims, damages, penalties, fines, and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible losses for litigation exposures; the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of global interest rates, currency exchange rates and economic conditions; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including but not limited to, any GSIB surcharge; the impact of implementation and compliance with new and evolving U.S. and International regulations, including but not limited to recovery and resolution planning requirements, the Volcker Rule, and derivatives regulations; the potential impact of the U.K. tax authorities’ proposal to limit how much NOLs can offset annual profit; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the Basel 3 rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, and also incorporate operational risk. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted, and certain differences arising from the inclusion of the CVA capital charge in the credit risk capital measurement. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default . The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These estimates assume approval by U.S. banking regulators of our internal analytical models, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. If our internal analytical models are not approved or are required to be revised, it would likely lead to an increase in our risk-weighted assets and negatively impact our capital ratios, which in some cases could be significant. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2014 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As part of this process, in the first quarter of 2014, the Company adjusted the amount of capital being allocated to its business segments. This change resulted in a reduction of the unallocated capital, which is reflected in All Other, and an aggregate increase to the amount of capital being allocated to the business segments. Prior periods were not restated. Important Presentation Information 26